Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins

●	First quarter consolidated revenue up 10.9% with 160 basis points gross margin expansion

●	First quarter service revenue up 17.6%, service organic revenue growth of 11.2%

●	First quarter service gross profit increased 19.7%; service gross margin expanded 50 basis points

●	First quarter consolidated adjusted EBITDA grew 16.1% with adjusted EBITDA margin expanding 60 basis points

ROCHESTER, NY, July 31, 2023 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement, and control instrumentation, today reported financial results for its first quarter ended June 24, 2023 (the “first quarter”) of fiscal year 2024, which ends March 30, 2024 (“fiscal 2024”).  Results include the previously reported acquisitions of Charlton Jeffmont Inc., Raitz Inc. and Toolroom Calibration Inc. (d/b/a Alliance Calibration) (“Alliance”) effective May 31, 2022, e2b Calibration ("e2b"), effective September 27, 2022, Galium Limited (d/b/a Complete Calibrations) ("Complete Calibrations"), effective September 28, 2022 and TIC-MS, Inc. ("TIC-MS") effective March 27, 2023.

“We are extremely pleased with our strong first quarter results, as double-digit organic Service revenue growth of 11% and increased productivity throughout our network of labs drove higher than expected Service gross margin. Service segment revenue grew 18% as demand in our highly regulated end markets, including life sciences, remained strong and our recent acquisitions continued to perform at a high level. Consolidated revenue was up 11% with gross margins expanding 160 basis points year over year as our diverse and unique value proposition continues to resonate well in the market and is resilient in times of economic uncertainty” commented Lee D. Rudow, President and CEO. “The Transcat Team continues to execute and deliver strong performance over time. Adjusted EBITDA growth of 16% for the first quarter is a testament to the successful execution of our automation and process improvement initiatives and our ability to leverage organic Service revenue growth.”

“The Distribution segment also performed very well in the first quarter with gross margins expanding 270 basis points to 27.7%, driven primarily by strong performance in the high-margin rental business.  The growing rental business has remained strong through various economic cycles and provides diversification to the Distribution portfolio. In addition to the strong first quarter financial performance, the Distribution/Rental business is an important component of lead generation for the Service segment” stated Mr. Rudow.

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

Mr. Rudow added, “Acquisitions continue to be an important part of our overall growth strategy. We added St. Louis-based TIC-MS, Inc. at the beginning of the quarter and are very pleased with its performance-to-date. Our future plan is to co-locate the existing St. Louis lab with TIC-MS, leveraging the infrastructure synergies of one lab location to drive efficiencies. Additionally, earlier this month we acquired SteriQual a provider of expert consulting services to the life sciences industry that specializes in commissioning, qualification, and validation (“CQV”). SteriQual is a strategic “bolt-on” to the NEXA Enterprise Asset Management business and is the first acquisition that further builds out our Professional Services footprint.”

First Quarter Fiscal 2024 Review
(Results are compared with the first quarter of the fiscal year ended March 25, 2023 (“fiscal 2023”))

($ in thousands)			Change
	FY24 Q1	FY23 Q1	$'s	%
Service Revenue	$39,853	$33,876	$5,977	17.6%
Distribution Sales	20,745	20,785	(40)	(0.2)%
Revenue	$60,598	$54,661	$5,937	10.9%

Gross Profit	$18,710	$16,038	$2,672	16.7%
Gross Margin	30.9%	29.3%

Operating Income	$4,640	$3,604	$1,036	28.7%
Operating Margin	7.7%	6.6%

Net Income	$2,949	$3,072	$(123)	(4.0)%
Net Margin	4.9%	5.6%

Adjusted EBITDA*	$8,481	$7,307	$1,174	16.1%
Adjusted EBITDA* Margin	14.0%	13.4%

Diluted EPS	$0.38	$0.40	$(0.02)	(5.0)%

Adjusted Diluted EPS*	$0.52	$0.54	$(0.02)	(3.7)%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $60.6 million, an increase of 10.9%. Consolidated gross profit was $18.7 million, an increase of $2.7 million, or 16.7%, while gross margin expanded 160 basis points due to improvements in both operating segments. Operating expenses were $14.1 million, an increase of $1.6 million, or 13.2%, driven by incremental expenses from acquired businesses (including stock-based compensation expense) and higher incentive-based employee costs due to higher sales. Adjusted EBITDA was $8.5 million which represented an increase of $1.2 million or 16.1%. Net income per diluted share was $0.38 compared to $0.40 last year and adjusted diluted earnings per share was $0.52 versus $0.54 last year impacted by the stock-based tax benefit move from Q1 of last year to Q2 this year and higher interest expense.

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

Service segment delivers strong first quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (65.8% of total revenue for the first quarter of fiscal 2024).

($ in thousands)			Change
	FY24 Q1	FY23 Q1	$'s	%
Service Segment Revenue	$39,853	$33,876	$5,977	17.6%
Gross Profit	$12,971	$10,835	$2,136	19.7%
Gross Margin	32.5%	32.0%

Operating Income	$3,192	$2,532	$660	26.1%
Operating Margin	8.0%	7.5%

Adjusted EBITDA*	$6,232	$5,473	$759	13.9%
Adjusted EBITDA* Margin	15.6%	16.2%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Service segment revenue was $39.9 million, an increase of $6.0 million or 17.6%, and included $2.2 million of incremental revenue from acquisitions.  Organic revenue growth was 11.2% and was driven by strong end market demand and continued market share gains. The segment gross margin increased 50 basis points from prior year primarily due to continued productivity improvements offset by increased start-up costs from new client-based lab implementations.

Distribution segment shows continued margin improvement

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (34.2% of total revenue for the first quarter of fiscal 2024).

($ in thousands)			Change
	FY24 Q1	FY23 Q1	$'s	%
Distribution Segment Sales	$20,745	$20,785	$(40)	(0.2)%
Gross Profit	$5,739	$5,203	$536	10.3%
Gross Margin	27.7%	25.0%

Operating Income	$1,448	$1,072	$376	35.1%
Operating Margin	7.0%	5.2%

Adjusted EBITDA*	$2,249	$1,834	$415	22.6%
Adjusted EBITDA* Margin	10.8%	8.8%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution sales were $20.7 million, relatively flat compared to prior year.  Distribution segment gross margin was 27.7%, an increase of 270 basis points due to a favorable sales mix driven by strength in the Rentals business.

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

Balance Sheet and Cash Flow Overview

On June 24, 2023, the Company had $37.5 million available for borrowing under its secured revolving credit facility.  Total debt of $48.4 million was down $0.8 million from fiscal 2023 year-end due to increased cash flow from operations.  The Company’s leverage ratio, as defined in the credit agreement, was 1.50 on June 24, 2023, compared with 1.60 on March 25, 2023.

Outlook

Mr. Rudow added, “We have demonstrated our ability to drive growth through various economic cycles as can be seen over the past decade and a half, and we are confident that will continue. During this fiscal year, we expect organic Service revenue growth in the high-single digit to low double-digit range and gross margin expansion. We believe our unique value proposition drives a sustainable competitive advantage in the highly regulated markets that we serve, particularly the Life Science, Aerospace, and Defense markets. Strategic, accretive acquisitions drive synergistic growth opportunities and will be a key component of our go-forward strategy.”

Transcat expects its income tax rate to range between 21% and 23% in fiscal 2024. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards.  Although the tax rate is consistent with recent years, there will be a difference in calendarization of the tax benefit from vesting of share-based payments in fiscal 2024.   The tax benefits are normally realized in the fiscal first quarter, but we will see the benefit in the second quarter of fiscal 2024, due to a timing difference of when the awards were granted.  This benefit will positively impact the tax rate by approximately 13% in the second quarter of fiscal 2024.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, August 1, 2023 at 11:00 a.m. ET.  Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook.  A question and answer session will follow the formal discussion.  The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations.  The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, August 8, 2023. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13740167, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure.  The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included.  As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure.  Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP.  As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See page 12 for the Adjusted Diluted EPS Reconciliation table.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 27 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words.  All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made.  Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Tom Barbato
Phone: (585) 505-6530
Email: Thomas.Barbato@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 24,	June 25,
	2023	2022

Service Revenue	$39,853	$33,876
Distribution Sales	20,745	20,785
Total Revenue	60,598	54,661

Cost of Service Revenue	26,882	23,041
Cost of Distribution Sales	15,006	15,582
Total Cost of Revenue	41,888	38,623

Gross Profit	18,710	16,038

Selling, Marketing and Warehouse Expenses	6,469	5,820
General and Administrative Expenses	7,601	6,614
Total Operating Expenses	14,070	12,434

Operating Income	4,640	3,604

Interest and Other Expense, net	878	156

Income Before Income Taxes	3,762	3,448
Provision for Income Taxes	813	376

Net Income	$2,949	$3,072

Basic Earnings Per Share	$0.39	$0.41
Average Shares Outstanding	7,622	7,535

Diluted Earnings Per Share	$0.38	$0.40
Average Shares Outstanding	7,762	7,629

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	June 24,	March 25,
	2023	2023
ASSETS
Current Assets:
Cash	$2,149	$1,531
Accounts Receivable, less allowance for doubtful accounts of $515 and $457 as of June 24, 2023 and March 25, 2023, respectively	42,356	44,698
Other Receivables	527	506
Inventory, net	15,177	16,929
Prepaid Expenses and Other Current Assets	3,393	3,935
Total Current Assets	63,602	67,599
Property and Equipment, net	30,186	29,064
Goodwill	77,051	69,360
Intangible Assets, net	15,144	13,799
Right To Use Assets, net	16,280	14,876
Other Assets	1,066	1,051
Total Assets	$203,329	$195,749

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$11,564	$15,869
Accrued Compensation and Other Current Liabilities	9,290	10,201
Income Taxes Payable	601	-
Current Portion of Long-Term Debt	2,270	2,248
Total Current Liabilities	23,725	28,318
Long-Term Debt	46,090	46,869
Deferred Tax Liabilities, net	7,184	6,538
Lease Liabilities	14,170	12,960
Other Liabilities	1,440	1,434
Total Liabilities	92,609	96,119

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,643,099 and 7,562,604 shares issued and outstanding as of June 24, 2023 and March 25, 2023, respectively	3,822	3,781
Capital in Excess of Par Value	35,717	27,886
Accumulated Other Comprehensive Loss	(718)	(1,200)
Retained Earnings	71,899	69,163
Total Shareholders' Equity	110,720	99,630
Total Liabilities and Shareholders' Equity	$203,329	$195,749

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	First Quarter Ended
	June 24,	June 25,
	2023	2022
Cash Flows from Operating Activities:
Net Income	$2,949	$3,072
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	8	10
Deferred Income Taxes	44	(23)
Depreciation and Amortization	2,790	2,641
Provision for Accounts Receivable and Inventory Reserves	138	88
Stock-Based Compensation Expense	930	828
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	3,115	1,578
Inventory	1,950	(2,118)
Prepaid Expenses and Other Current Assets	531	432
Accounts Payable	(4,315)	(1,218)
Accrued Compensation and Other Current Liabilities	(1,203)	(3,247)
Income Taxes Payable	599	-
Net Cash Provided by Operating Activities	7,536	2,043

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(2,767)	(2,399)
Proceeds from Sale of Property and Equipment	-	10
Business Acquisitions, net of cash acquired	(2,869)	(4,040)
Net Cash Used in Investing Activities	(5,636)	(6,429)

Cash Flows from Financing Activities:
(Repayments of) Proceeds from Revolving Credit Facility, net	(204)	3,816
Repayments of Term Loan	(553)	(490)
Issuance of Common Stock	199	221
Repurchase of Common Stock	(301)	(437)
Net Cash (Used in) Provided by Financing Activities	(859)	3,110

Effect of Exchange Rate Changes on Cash	(423)	323

Net Increase (Decrease) in Cash	618	(953)
Cash at Beginning of Period	1,531	1,396
Cash at End of Period	$2,149	$443

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949				$2,949
+ Interest Expense	814				814
+ Other Expense / (Income)	64				64
+ Tax Provision	813				813
Operating Income	$4,640	$-	$-	$-	$4,640
+ Depreciation & Amortization	2,790				2,790
+ Transaction Expense	185				185
+ Other (Expense) / Income	(64)				(64)
+ Noncash Stock Compensation	930				930
Adjusted EBITDA	$8,481	$-	$-	$-	$8,481

Segment Breakdown

Service Operating Income	$3,192				$3,192
+ Depreciation & Amortization	2,226				2,226
+ Transaction Expense	185				185
+ Other (Expense) / Income	(47)				(47)
+ Noncash Stock Compensation	676				676
Service Adjusted EBITDA	$6,232	$-	$-	$-	$6,232

Distribution Operating Income	$1,448				$1,448
+ Depreciation & Amortization	564				564
+ Other (Expense) / Income	(17)				(17)
+ Noncash Stock Compensation	254				254
Distribution Adjusted EBITDA	$2,249	$-	$-	$-	$2,249

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601	$3,658	$10,688
+ Interest Expense	360	550	726	781	2,417
+ Other Expense / (Income)	(204)	(13)	313	248	344
+ Tax Provision	376	732	523	1,168	2,799
Operating Income	$3,604	$3,626	$3,163	$5,855	$16,248
+ Depreciation & Amortization	2,641	2,778	2,824	2,712	10,955
+ Transaction Expense	30	-	96	59	185
+ Other (Expense) / Income	204	13	(313)	(248)	(344)
+ Noncash Stock Compensation	828	1,114	815	620	3,377
Adjusted EBITDA	$7,307	$7,531	$6,585	$8,998	$30,421

Segment Breakdown

Service Operating Income	$2,532	$2,507	$1,836	$4,547	$11,422
+ Depreciation & Amortization	2,139	2,246	2,268	2,147	8,800
+ Transaction Expense	30	-	96	59	185
+ Other (Expense) / Income	134	3	(214)	(170)	(247)
+ Noncash Stock Compensation	638	793	576	456	2,463
Service Adjusted EBITDA	$5,473	$5,549	$4,562	$7,039	$22,623

Distribution Operating Income	$1,072	$1,119	$1,327	$1,308	$4,826
+ Depreciation & Amortization	502	532	556	565	2,155
+ Other (Expense) / Income	70	10	(99)	(78)	(97)
+ Noncash Stock Compensation	190	321	239	164	914
Distribution Adjusted EBITDA	$1,834	$1,982	$2,023	$1,959	$7,798

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949				$2,949
+ Amortization of Intangible Assets	1,093				1,093
+ Acquisition Deal Costs	367				367
+ Income Tax Effect at 25%	(365)				(365)
Adjusted Net Income	$4,044	$-	$-	$-	$4,044

Average Diluted Shares Outstanding	7,762				7,762

Diluted Earnings Per Share	$0.38	$-	$-	$-	$0.38

Adjusted Diluted Earnings Per Share	$0.52	$-	$-	$-	$0.52

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601	$3,658	$10,688
+ Amortization of Intangible Assets	1,084	1,147	1,180	1,043	4,454
+ Acquisition Deal Costs	299	239	254	226	1,018
+ Income Tax Effect at 25%	(346)	(346)	(359)	(317)	(1,368)
Adjusted Net Income	$4,109	$3,397	$2,676	$4,610	$14,792

Average Diluted Shares Outstanding	7,629	7,646	7,666	7,688	7,645

Diluted Earnings Per Share	$0.40	$0.31	$0.21	$0.48	$1.40

Adjusted Diluted Earnings Per Share	$0.54	$0.44	$0.35	$0.60	$1.93

Transcat Reports Strong First Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
July 31, 2023

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2024 Q1	FY 2023 Q1	$'s	%
Service Revenue	$39,853	$33,876	$5,977	17.6%
Cost of Revenue	26,882	23,041	3,841	16.7%
Gross Profit	$12,971	$10,835	$2,136	19.7%
Gross Margin	32.5%	32.0%

Selling, Marketing & Warehouse Expenses	$4,107	$3,583	$524	14.6%
General and Administrative Expenses	5,672	4,720	952	20.2%
Operating Income	$3,192	$2,532	$660	26.1%
% of Revenue	8.0%	7.5%

			Change
DISTRIBUTION	FY 2024 Q1	FY 2023 Q1	$'s	%
Distribution Sales	$20,745	$20,785	$(40)	(0.2)%
Cost of Sales	15,006	15,582	(576)	(3.7)%
Gross Profit	$5,739	$5,203	$536	10.3%
Gross Margin	27.7%	25.0%

Selling, Marketing & Warehouse Expenses	$2,362	$2,237	$125	5.6%
General and Administrative Expenses	1,929	1,894	35	1.8%
Operating Income	$1,448	$1,072	$376	35.1%
% of Sales	7.0%	5.2%

			Change
TOTAL	FY 2024 Q1	FY 2023 Q1	$'s	%
Total Revenue	$60,598	$54,661	$5,937	10.9%
Total Cost of Revenue	41,888	38,623	3,265	8.5%
Gross Profit	$18,710	$16,038	$2,672	16.7%
Gross Margin	30.9%	29.3%

Selling, Marketing & Warehouse Expenses	$6,469	$5,820	$649	11.2%
General and Administrative Expenses	7,601	6,614	987	14.9%
Operating Income	$4,640	$3,604	$1,036	28.7%
% of Revenue	7.7%	6.6%